                                                                  EXHIBIT 10.8.4

                               LICENSE AGREEMENT

This License Agreement (this "Agreement") is entered into as of the 9th day of
                              ---------
September, 1999 (the "Effective Date") by and between Annuncio Software, Inc., a
                      --------------
California corporation with an office at 5150 El Camino Real, Suite B31, Los Altos, CA 94022 ("Annuncio"), and Bridge Telecom, Inc., a California corporation
                  --------
having an office at 2823 Union Street, San Francisco, CA 94123 ("Licensee").
                                                                 --------

                                   BACKGROUND

     WHEREAS, Annuncio has developed certain Internet marketing automation software known as Annuncio Live(TM); and

  WHEREAS, Licensee wishes to obtain a non-exclusive license to use such software to automate its Internet and integrated marketing campaigns .

IN CONSIDERATION OF THE MUTUAL PROMISES CONTAINED HEREIN, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:


Article 1.  Definitions

Section 1.1.  Definitions.  As used in this Agreement, the following terms shall
              -----------
have the meanings set forth below:

     (a) "Annual Maintenance Fee" means the annual fee to be paid by Licensee to Annuncio in exchange for the provision of maintenance and support services, as further described in Section 5.1.

     (b) "Annuncio Documentation" means the documentation provided by Annuncio to Licensee to be used in conjunction with the Software.


     (c) "Confidential Information" means any information disclosed by one party (the "Disclosing Party") to the other (the "Receiving Party") in connection with this Agreement which, if in written, graphic, machine-readable or other tangible form is marked as "Confidential" or "Proprietary", or which, if disclosed orally, is identified at the time of initial disclosure as confidential and such identification is reduced to a writing delivered to the Receiving Party within thirty (30) days of such oral disclosure. For the purposes of this Agreement, Licensee's corporate mission, marketing campaigns, market research, customer and partner lists, and financial models will be deemed Confidential Information.

     (d) "License Fee" means the fee for the license rights granted herein, as set forth in Exhibit B.

     (e) "Licensee Materials" means the text, customer data and other material supplied by Licensee and used in conjunction with the Software.

     (f) "Software" means Annuncio's proprietary software as further described in Exhibit A, in object code form, and any Updates or upgrades thereto provided by Annuncio hereunder.

     (g) "Term" means the term of the license hereunder, as set forth in Exhib it B.

     (h) "Licensee Servers" means the unlimited number of computer servers owned or operated by or for Licensee, which will contain the installed Software for access in connection with the Licensee Services.

     (i) " Licensee Services" means the hosting and subscription service offered by Licensee in which Licensee allows Customers to use the Software subject to the restrictions set forth herein and solely through the Licensee Servers.

     (j)  "Customer" means a customer of the Licensee Services.

     (l) "Updates" means any error corrections, bug fixes, modifications or enhancements to the Software, which Annuncio generally makes available to its similarly situated customers free of charge.


Article 2.  Software License

Section 2.1.  License Grant.  Subject to all the terms and conditions of this
              -------------
Agreement, Annuncio hereby grants to Licensee, during the Term, a non-exclusive, non-transferable, license to i) use the Software along with any accompanying Annuncio Documentation; ii) to



[*]=CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

install multiple copies of the Software on Licensee's Servers which will be made remotely accessible to Licensee's Customers for their subsequent use, subject to the Deployment Criteria set forth in Exhibit B, (iii) to demonstrate the Software to Customers solely through Licensee Servers; and (iv) to sublicense the Software solely to Licensee Customers for the sole purpose of allowing such Customers access and use of the Software through the Licensee Servers. Notwithstanding the foregoing, no license is granted under this Agreement to Licensee to distribute the Software to its Customers or otherwise or for use other than as part of the Licensee Services. Licensee shall have the right to use the Software for its own internal purposes, to test the Software and develop marketing templates. Licensee may also make a reasonable number of copies solely for backup or archival purposes. During the Acceptance Period set forth in
Section 4.2 below, Licensee shall be limited to demonstrating the Software to potential Customers, and to developing and testing the Software.

Section 2.2.  Restrictions.  Licensee may not (i) copy or otherwise reproduce
              ------------
the Software other than as expressly set forth above; or (ii) transfer or grant any rights in the Software or Annuncio Documentation in any form to any person except as expressly set forth above.

Section 2.3.  Proprietary Rights Notices.  Licensee shall neither alter nor
              --------------------------
remove any copyright notice or other proprietary rights notices which may appear on the Software or on or in any Annuncio Documentation delivered to Licensee hereunder. In addition, Annuncio agrees that any reproduction of the Software or the Annuncio Documentation (or any portion thereof) authorized by Annuncio shall include such copyright and other proprietary rights notices as are currently contained thereon or as may be reasonably specified from time to time by Annuncio.

Section 2.4.  No Sale.  This license is not a sale.  Title and copyrights to the
              -------
Software, Annuncio Documentation and any copy made by Licensee remain with Annuncio. Unauthorized copying of the Software or Annuncio Documentation, or failure to comply with the above restrictions, will result in automatic termination of this Agreement and will make available to Annuncio other legal remedies. Notwithstanding the foregoing, Annuncio grants the right to Licensee to test the Software and develop marketing templates therefrom ("Templates"), and Licensee shall own all right, title and interest in and to all Templates subject to Annuncio's copyright, patent, trade secret and other intellectual and proprietary rights in the Software and Annuncio Documentation on which any such Templates are based.

Section 2.5.  Reservation of Rights.  Annuncio hereby reserves to itself all
              ---------------------
rights in and to the Software not expressly granted to Licensee herein. Licensee shall have no rights in or to the Software except as expressly granted herein.

Section 2.6.  No Reverse Engineering.  Licensee shall not, and shall not permit
              ----------------------
any third party to, alter, modify, adapt, translate, prepare derivative works from, decompile, reverse engineer, disassemble, or otherwise attempt to derive computer source code from, as applicable, the Software, except as may be expressly permitted by applicable local law.

Section 2.7.  Proprietary Rights of Licensee.  Licensee shall retain all of its
              ------------------------------
right, title and interest in and to all patent rights, trademarks, trade names, inventions, copyrights, know-how and trade secrets relating to the Licensee Materials.

Article 3.  Verification

Section 3.1.  Certification.  Upon Annuncio's written request, Licensee shall
              -------------
furnish Annuncio with a signed certification verifying that (i) the Software is being used pursuant to the provisions of this Agreement and (ii) listing the locations, and types of the systems on which the Software is run.

Section 3.2.  Audit.   Annuncio may, on a an semi-annual basis, audit Licensee's
              -----
use of the Software. Any such audit shall include reasonable notice to Licensee and be conducted during regular business hours at Licensee's facilities, shall not unreasonably interfere with Licensee's business activities.

Article 4.  Delivery; Acceptance And Payment

Section 4.1.  Delivery.  Within five (5) days of the Effective Date, Annuncio
              --------
shall ship to Licensee one (1) object code version of the Software and one (1) copy of the Annuncio Documentation.

Section 4.2.  [*]

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

[*]

Section 4.3.  License Fee.   In consideration for the license granted hereunder,
              -----------
Licensee shall pay Annuncio, the applicable License Fee in accordance with the payment schedule set forth in Exhibit B.

Section 4.4.  Annual Maintenance Fee.  In consideration for the maintenance and
              ----------------------
support services as set forth in Section 5.1, Licensee shall pay Annuncio the applicable Annual Maintenance Fee in accordance with the payment schedule set forth in Exhibit B. For a period of three (3) years from the end of the first year's Maintenance Period, Annuncio agrees to not increase the rate of the Annual Maintenance Fee by more than seven (7) percent per year.

Section 4.5.  Late Payments.  If the License Fee is not paid when due, in
              -------------
addition to any other remedy otherwise available to Annuncio, Annuncio may impose interest or overdue charges and payments at the rate of one percent (1.0%) per month (or, if less, the maximum amount permitted by law), until Licensee is current on all payments.

Section 4.6.  Taxes.  Licensee shall pay all sales, use and excise taxes
              -----
relating to, or under, this Agreement, unless Licensee is exempt from the payment of such taxes and provides Annuncio with evidence of such exemption.

Article 5.   Professional Services

Section 5.1.  Maintenance and Support.  Upon payment by Licensee of the
              -----------------------
applicable Annual Maintenance Fee, and throughout the applicable Maintenance Period (as defined in Section 5.2), Annuncio shall provide Licensee with maintenance and support services ("Maintenance Services") concerning the use and operation of the Software. Such Maintenance Services shall be provided in accordance with Annuncio's then-current terms and conditions for such support, a copy of which is attached hereto as Exhibit F and incorporated by reference. Maintenance Services provided by Annuncio are separate from any services provided by Annuncio pursuant to Section 5.3, and Licensee may obtain either Maintenance Services or consulting services without obtaining the other. The parties understand and agree that the Annual Maintenance Fee covers maintenance and support for Licensee only and not for Licensee's Customers.

Section 5.2.  Maintenance Period. Subject to Licensee's payment of the Annual
              ------------------
Maintenance Fee, the initial maintenance and support period (a "Maintenance Period") shall begin upon the Effective Date and end one year from such date. After such first Maintenance Period and for as long as Annuncio is offering Maintenance Services for the Annuncio Software, Licensee shall automatically receive Maintenance Services for successive twelve (12)-month periods at Annuncio's then current Annual Maintenance Fee for such Maintenance Periods. Annuncio shall provide Licensee with notice of such renewal at least ninety (90) days prior to such renewal date, and Licensee may elect to discontinue maintenance and support services by written notification delivered to Annuncio at least sixty (60) days prior to such renewal date. The applicable Annual Maintenance Fees shall be invoiced upon renewal and shall be due within thirty
(30) days of  receipt of such invoice.

Section 5.3.  Consulting and Training Services.  Upon request by Licensee,
              --------------------------------
Annuncio shall provide Licensee with consulting and training services in addition to the general maintenance and support offered pursuant to Section 5.1. Such consulting and training services shall be provided on Annuncio's then-current terms and conditions and at the rates set forth in Exhibit E. Such rates will be fixed during the first year of this Agreement, and thereafter may be modified by Annuncio in accordance with its then-current standard rates for such services. Any consulting or training services acquired from Annuncio shall be bid separately from the Software License and Licensee may acquire either Software Licenses or consulting services without acquiring the other.

Section 5.4.  Non-solicitation.  Neither party shall solicit for hire any
              ----------------
employee, consultant or subcontractor of the other who has been directly involved in the business relationship established by this Agreement for a period of twelve (12) months from the last date such person provided services hereunder. In the event one party hires any employee, consultant or subcontractor of the other within the twelve (12)-month period following such person's having performed services for the other, the soliciting party shall promptly pay the "Non-soliciting Party" a finder's fee equivalent to fifty percent (50%) of the annual compensation package offered to such person by the Non-soliciting Party.

Section 5.5.  Expenses. For any on site services requested by Licensee, Licensee
              --------
shall reimburse Annuncio for all reasonable out-of-pocket travel and business expenses incurred by Annuncio in performing any of the services set forth in this Section 5.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Article 6.  Marketing Activities

  Throughout the term of this Agreement, the parties shall perform the marketing requirements set forth in Exhibit C, as such Exhibit may be modified from time to time upon mutual agreement of the parties.

Article 7.  Representations, Warranties, Disclaimers

Section 7.1.  General.  Each party hereby represents and warrants to the other
              -------
that (i) such party has the right, power and authority to enter into this Agreement and to fully perform all its obligations hereunder; and (ii) the making of this Agreement does not violate any agreement existing between such party and any third party.

Section 7.2.  Limited Warranty. Annuncio hereby warrants to Licensee that the
              ----------------
Software as delivered by Annuncio to Licensee shall perform substantially in accordance with the Annuncio Documentation for a period of [*] from the date the Software is accepted by Licensee in accordance with Section 4.2. In the event of a breach of the foregoing warranty, Annuncio's sole obligation, and Licensee's sole remedy, shall be the replacement or modification of the defective Software, at no charge to Licensee.

Section 7.3.  Year 2000.  Annuncio warrants that the Software will:  (a) include
              ---------
Year 2000 date conversion and compatibility capabilities including, but not limited to: century recognition; calculations which accommodate same century and multi-century formulas and date values; correct sort ordering and interface values that reflect the century; (b) manage and manipulate data involving dates, including single century formulas and multi-century formulas, and will not cause an abnormal function or abort within the application or result in the generation of incorrect values or invalid outputs including such dates; (c) provide that all date-related user interface functionalities and data fields include the indication of the correct century; and (d) provide that all date-related system or application to application data interface functionalities will include the indication of the correct century. In the event of a breach of the foregoing warranty, Annuncio's sole obligation, and Licensee's sole remedy, shall be the replacement or modification of the defective Software, at no charge to Licensee.

Section 7.4.  Intellectual Property Warranty.  Annuncio hereby warrants to
              ------------------------------
Licensee that, to the best of Annuncio's knowledge, as of the Effective Date, the Software does not infringe the United States copyright, trademark or trade secret of any third party.

Section 7.5.  Software Performance Disclaimer.  ANNUNCIO MAKES NO, AND HEREBY
              -------------------------------
EXPRESSLY DISCLAIMS ANY, WARRANTY (1) OF CONTINUOUS OR UNINTERRUPTED OPERATION OF THE ANNUNCIO PRODUCT, (2) THAT THE ANNUNCIO PRODUCT WILL RUN PROPERLY ON ALL HARDWARE OR COMBINATIONS THEREOF, OR (3) THAT THE ANNUNCIO PRODUCT WILL MEET LICENSEE'S REQUIREMENTS OR THE REQUIREMENTS OF ANY OF LICENSEE'S CUSTOMERS.

Section 7.6.  Warranty Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, THE
              -------------------
ANNUNCIO PRODUCT, THE ANNUNCIO DOCUMENTATION AND ANY OTHER ITEMS OR GOODS LICENSED OR DELIVERED TO LICENSEE HEREUNDER ARE LICENSED OR DELIVERED TO LICENSEE "AS IS," AND WITHOUT WARRANTY OF ANY KIND. ANNUNCIO HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES IN CONNECTION WITH THE ANNUNCIO PRODUCT AND THIS AGREEMENT, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

Section 7.7.  Licensee Materials. Annuncio has no obligations with respect to
              ------------------
the Licensee Materials used in connection with the Software over the Internet. Annuncio shall have no liability whatsoever with respect to any Licensee Materials transmitted with the use of the Software, and Licensee is solely responsible and bears all risk with respect to the use of the Software to transmit or store any data including but not limited to security or privacy with respect to such data.

Article 8.  Confidentiality

Section 8.1.  Exclusion.  Notwithstanding Section 1.1(b), Confidential
              ---------
Information shall exclude information that: (a) was independently developed by the Receiving Party without any use of the Disclosing Party's Confidential Information or by the Receiving Party's employees or other agents (or independent contractors hired by the Receiving Party) who have not been exposed to the Disclosing Party's Confidential Information; (b) becomes known to the Receiving Party, without restriction, from a source other than the Disclosing Party without breach of this Agreement and that had a right to disclose it; (c) was in the public domain at the time it was disclosed or becomes in the public domain through no act or omission of the Receiving Party; or (d) was rightfully known to the

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Receiving Party, without restriction, at the time of disclosure.

Section 8.2.  Confidentiality of Agreement. Each party hereto agrees that the
              ----------------------------
terms and conditions, but not the existence, of this Agreement shall be treated as the other party's Confidential Information and that no reference to the terms and conditions of this Agreement or to activities pertaining thereto can be made in any form of public or commercial advertising without the prior written consent of the other party; provided, however, that each party may disclose the
                            --------  -------
terms and conditions of this Agreement: (1) as required by any court or other governmental body; (2) as otherwise required by law; (3) to legal counsel of the parties; (4) in connection with the requirements of an initial public offering or securities filing; (5) in confidence, to accountants, banks, and financing sources and their advisors; (6) in confidence, in connection with the enforcement of this Agreement or rights under this Agreement; or (7) in confidence, in connection with a merger or acquisition or proposed merger or acquisition, or the like.

Section 8.3.  Compelled Disclosure.   If a Receiving Party is, or believes that
              --------------------
it will be, compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall give the Disclosing Party prompt notice so that the Disclosing Party may take steps to oppose such disclosure.

Section 8.4.  Obligations.  The Receiving Party shall treat as confidential all
              -----------
of the Disclosing Party's Confidential Information and shall not use such Confidential Information except as expressly permitted under this Agreement. Without limiting the foregoing, the Receiving Party shall use at least the same degree of care which it uses to prevent the disclosure of its own confidential information of like importance, but in no event less than reasonable care, to prevent the disclosure of the Disclosing Party's Confidential Information.

Article 9.  Indemnification

Section 9.1.  By Annuncio.  Annuncio shall, at its expense, defend and hold
              -----------
Licensee each harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Licensee arising out or relating to any third party claim, suit or proceeding alleging that the Software infringes any third party United States patent, trademark, trade secret or copyright; provided that Licensee promptly notifies Annuncio in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Annuncio at Annuncio's expense and with Annuncio's choice of counsel. Licensee shall cooperate with Annuncio, at Annuncio's expense, in defending or settling such claims.

Section 9.2.  Licensee Materials.  Licensee shall, at its expense, defend and
              ------------------
hold Annuncio harmless from any and all damages, liabilities, costs and expenses (including reasonable attorneys' fees) incurred by Annuncio arising out of or relating to any third party claim, suit or proceeding alleging that the Licensee Materials (i) are factually inaccurate, misleading or deceptive, (ii) infringe or misappropriate any copyright, trademark, trade secret or other intellectual property right of any third party, or (iii) are libelous, defamatory, obscene or pornographic or violates other civil or criminal laws, including those regulating the use and distribution of content on the Internet and protection of personal privacy; provided that Annuncio promptly notifies Licensee in writing of any such claim and promptly tenders full control of the defense and settlement of any such claim to Licensee at Licensee's expense and with Licensee's choice of counsel. Annuncio shall cooperate with Licensee, at Licensee's expense, in defending or settling such claims.

Article 10.  Term.

Section 10.1.  Term.  This Agreement shall commence on the Effective Date and
               ----
shall continue throughout the Term unless otherwise terminated earlier in accordance with the terms of this Article 10.

Section 10.2.  Termination. In the event of a material breach of this Agreement,
               -----------
the nonbreaching party shall be entitled to terminate this Agreement by written notice to the breaching party, if such breach is not cured within thirty (30) days after written notice is given to the breaching party, specifying the breach.

Section 10.3.  Effect of Termination.  Upon any expiration or termination of
               ---------------------
this Agreement, all rights and licenses granted to Licensee under this Agreement shall terminate. Except as expressly provided herein, all of Annuncio's proprietary rights and confidential information, if any, shall be promptly returned to Annuncio or destroyed by Licensee, and certification of destruction shall be made in writing to Annuncio within ten (10) days after such return or destruction.

Section 10.4.  Nonexclusive Remedies.  The rights and remedies provided to the
               ---------------------
parties in this Article 9 shall not be exclusive and are in addition to all other rights and remedies provided by this Agreement or any other relevant written agreement or available by law or in equity.

Section 10.5.  Survival.  Notwithstanding anything to the contrary contained in
               --------
this Agreement, Articles 1, 8, 10, 11 and 12 shall survive any expiration or termination of this Agreement.

Article 11.   Limitation of Liability

Section 11.1.  Total Liability.  EXCEPT FOR DAMAGES ARISING OUT OF  SECTION 9.1,
               ---------------
ANNUNCIO'S TOTAL LIABILITY TO LICENSEE FOR ANY KIND OF LOSS, EXPENSE, COST, CLAIM OR DAMAGE ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT, UNDER ANY THEORY OF LIABILITY, SHALL BE LIMITED TO THE AMOUNTS PAID TO ANNUNCIO BY LICENSEE HEREUNDER IN THE TWELVE (12)-MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT TO WHICH SUCH LOSS OR DAMAGE RELATES.

Section 11.2.  [*]

Section 11.3.  Failure of Essential Purpose.  The limitations specified in this
               ----------------------------
Article 11 shall survive and apply even if any limited remedy specified in this Agreement is found to have failed of its essential purpose.

Article 12.  General

Section 12.1.  Merger and Amendments.  This Agreement may not in any way be
               ---------------------
modified, changed or amended except by a written instrument duly executed by the parties hereto which states that it is an amendment to this Agreement. This Agreement, including the Exhibits, and Confidentiality Agreement, when executed, constitutes the entire, final, complete and exclusive agreement between the parties and supersedes any prior negotiations, understanding or agreements, whether oral or in writing, concerning the subject matter hereof. Moreover, any standard printed forms or other documents of either party (such as those contained on a purchase order or invoice) shall have no force or effect.

Section 12.2.  Construction.  All references in this Agreement to "Articles,"
               ------------
"Sections" and "Exhibits" refer to the articles, sections and exhibits to this Agreement. The words "hereof," "herein" and "hereunder" and other words of
                       ------    ------       ---------
similar import refer to this Agreement as a whole, including the exhibits and schedules hereto.

Section 12.3.  Governing Law.  THIS AGREEMENT IS MADE IN ACCORDANCE WITH AND
               -------------
SHALL BE GOVERNED AND CONSTRUED UNDER THE LAWS OF THE STATE OF CALIFORNIA, WITHOUT REFERENCE TO SUCH STATE'S CONFLICTS OF LAW PRINCIPLES. IN NO EVENT SHALL THIS AGREEMENT BE GOVERNED BY THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS.

Section 12.4.  Jurisdiction.  The state and federal courts of the State of
               ------------
California shall have exclusive jurisdiction and venue over all controversies in connection herewith, and each party hereby irrevocably consents to such exclusive and personal jurisdiction and venue.

Section 12.5.  Assignments. Neither party may assign this Agreement or any right
               -----------
or obligation hereunder without the other party's prior written consent; provided however, that either party may assign this Agreement without such consent to any successor as a result of any merger, consolidation or other corporate reorganization

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

of such party or any sale of all or substantially all of such party's assets. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the permitted successors and assigns of each party.

Section 12.6.  Severability.  If any provision of this Agreement is held to be
               ------------
illegal, unenforceable or invalid, no other provision of this Agreement shall be affected thereby, and the remaining provisions of this Agreement shall be construed and reformed and shall continue with the same effect as if such illegal, unenforceable or invalid provision was not a part hereof; provided
                                                                   --------
that, notwithstanding any other provision of this Agreement, if any limitation on the grant of any license to Licensee hereunder is found to be illegal, unenforceable, or invalid, such license shall immediately terminate.

Section 12.7.  Waiver.  Any waiver (express or implied) by either party of any
               ------
default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

Section 12.8.  Notices. All notices or other communications required or
               -------
permitted to be given pursuant to this Agreement shall be in writing and shall be considered properly given or made if hand delivered, mailed first class mail, postage prepaid, sent by prepaid telegram (or telex or other facsimile transmission) or sent by express overnight courier service to the relevant addresses below or to such other address as either party hereto may designate by like notice sent to the other party hereto. All notices shall be deemed given when received.

Section 12.9.  Headings.  The headings and captions contained in this Agreement
               --------
shall not be considered to be a part hereof for purposes of interpreting or applying this Agreement, but are for convenience only.

Section 12.10. Counterparts.  This Agreement may be executed in counterparts,
               ------------
each of which will be deemed an original and both of which together will constitute one instrument.

Section 12.11. Import and Export Controls.  Licensee understands and
               --------------------------
acknowledges that Annuncio may be subject to regulation by agencies of the U.S. government, including the U.S. Department of Commerce which prohibit export or diversion of certain products, technology and technical data to certain countries. Any and all obligations of Annuncio to provide the Software, software, documentation or any media in which any of the foregoing is contained, as well as any training or technical assistance shall be subject in all respects to such United States laws and regulations as shall from time to time govern the license and delivery of technology, products and technical data abroad by persons subject to the jurisdiction of the United States, including the Export Administration Act of 1979, as amended, any successor legislation, and the Export Administration Regulations issued by the Department of Commerce, International Trade Administration, and Bureau of Export Administration.

Section 12.12. Contingency.  Neither  party hereto shall be held responsible
               -----------
for any delay or failure in performance hereunder caused in whole or in part by fire, strike, flood, embargo, labor dispute, delay or failure of any subcontract, act of sabotage, riot, accident, delay of carrier or supplier, voluntary or mandatory compliance with any governmental act, regulation or request, act of God or by public enemy, or any act or omission or other cause beyond such party's control. If any such contingency shall occur, this Agreement shall be deemed extended by the length of time such contingency continues.

Section 12.13. Independent Contractors.  The parties hereto are independent
               -----------------------
contractors and neither party is an employee, agent, partner or joint venturer of the other. Neither party shall have the right, nor shall either party attempt, to bind the other party, whether directly or indirectly, to any agreement with a third party or to incur any obligation or liability on behalf of such other party, whether directly or indirectly.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed in duplicate by duly authorized officers or representatives as of the date first above written.

ANNUNCIO SOFTWARE, INC.                      BRIDGE TELECOM, INC.

By:  /s/ Chris McClain                       By:   /s/ John Boas
   --------------------------------------       ------------------------------

Name: Chris McClain                          Name: John Boas
     ------------------------------------         ----------------------------

Title:  Worldwide Vice President of Sales    Title:   President
      -----------------------------------          ---------------------------

                                   EXHIBIT A

                                Annuncio Software

Company Name  Bridge Telecom, Inc

Address 2823 Union Street

        San Francisco, CA 94123

Contact Name: John Boas

Phone Number:

Platform:  Database/Operating System: Oracle 8x

                                   EXHIBIT B

                                 Variable Terms


1. First Year Annuncio Live License Fee- Up to [*] marketing transactions / year: [*]

2.   First Year Annual Maintenance Fee: [*]

3.   Dealer Fees:


  . Licensee shall pay Annuncio an additional fee for new Customers who license Licensee Services ("Dealer Fees"), based on the number of automobile dealership franchises the Customer owns according to the following schedule:


               Number of Franchises                Fees
               -----------------------------------------
               1 to 4                              [*]

               5 to 9                              [*]

               10 +                                [*]


  .  [*]

  . Dealer fees Payable net 60 days from the day the dealership contract is signed.

4.   Payment

 . [*] of licensing and maintenance fees will be paid at time of signing, net 30 days

 . Once the Software is [*], Bridge will pay an additional [*] of the licensing and maintenance fees, net 30 days. The remaining [*] of licensing and maintenance fees are due 30 days from the day of acceptance, net 30 days; annual maintenance fees are due according to the standard Annuncio licensing contract.

 .  [*]

5.   Deployment Criteria:

A.  Within scope of license:
The parties agree that the following scenarios identify the situations which are within the scope of the license as set forth in Section 2.1 of this Agreement:

 . Customer Requirements - Customers may demand to be put on separate physical boxes due to security concerns. This could be particularly true with large dealership groups.

 . Performance Constraints -Wide geographic deployment (i.e., regional, international, global) may require regional operating sites in order to maximize performance. For example, UK dealers may not be satisfied with response times associated with a US-based server.

 . Reliability Considerations - Backup, maintenance, rollover and disaster recovery capabilities are integral to a robust system and should not interfere with EMA performance. Multiple production sites would insure this requirement.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

 . Development/Test/Mirror Site - One or more independent development/integration environments will be required. Non-production testing environments may also be required. In addition, one or more mirror sites may be required for backup/recovery and/or operational considerations (e.g., customer FTPs)

 . A Single Instance of the Application Cannot Scale Adequately - The EMA application as a whole or particular sub-applications may not be able to scale in a single instance and we would have to deploy multiple instances of the application on multiple hardware platforms. An example is to exceed the application's internal limitations on number of transactions, array size, number of threads spawned, etc. The limitations are specific to the software, not the hardware.

 .  A Single Box and/or Supporting Infrastructure Cannot Handle Required Scale -
   The hardware supporting the EMA application as a whole, or particular sub-applications, may not be able to scale sufficiently and we would have to deploy multiple instances of the application on multiple hardware platforms. Examples include: exceeding processing power, bus architecture limitations, memory limitations. These limitations are specific to the hardware, not the software.

B. Outside Scope of license:
The parties agree that following scenarios represent situations which are outside of the scope of the current license as set forth in Section 2.1 of this
Agreement:

 . Diversified Customer Base - The license will not apply to non-dealer customers (e.g., auto manufacturers, web portals, non-automotive industry). These markets will require a separately negotiated application license.

 . Sublicensing of Software without hosting: The parties agree that Licensee may sublicense the Software solely to Customers, subject to the restrictions set forth in the Base Agreement.

6. Future License Options: The following future pricing shall be in effect for three years from the Effective Date of this Agreement:

Intermediate License            .  Perpetual license - Up to [*] marketing transactions / year
                                .  [*] (or upgrade Basic License for [*])
                                .  Maintenance will be at then current List Price, subject to the terms of
                                   Section 4.4
---------------------------------------------------------------------------------------------------------------
Advanced License                 .  Perpetual license - Up to [*] marketing transactions / year
                                 .  [*] (or upgrade to difference)
                                 .  Maintenance will be at then current List Price, subject to the terms of
                                    Section 4.4
---------------------------------------------------------------------------------------------------------------
Expert License                   .  Perpetual license - Up to [*] marketing transactions / year
                                 .  [*] (or upgrade to difference)
                                 .  Maintenance will be at then current List Price, subject to the terms of
                                    Section 4.4
---------------------------------------------------------------------------------------------------------------

7. Source Code Escrow: When and if Annuncio places its source code for the Software into an escrow account, and subject to Bridge's payment of any applicable fees associated therewith, Annuncio will permit Bridge to be included as a licensee under such escrow account.

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT C

                              Marketing Activities

Annuncio customer reference: Licensee agrees to be designated as a customer in Annuncio sales and marketing materials and press releases, and to provide A MINIMUM OF one quote re:REGARDING Licensee's experience with Annuncio SOFTWARE AND ANNUNCIO LIVE for use in such materials and/or press releases. During the Term of this Agreement, Licensee will make A MINIUMUM OF one (1) person available to speak by phone with press, analysts, and customers about Licencee's experience with Annuncio and the Software. LICENSEE ALSO AGREES TO CONTRIBUTE TO A WRITTEN CUSTOMER CASE STUDY FOR PUBLISHING BY ANNUNCIO SOFTWARE. Any marketing activities, materials and press releases of Annuncio which make mention of Licensee shall be approved by the consent of both parties.

Licensee customer reference: Annuncio agrees to participate in Licensee press and marketing releases.

                                   EXHIBIT D
                                 Specifications

The following criteria are issues that Bridge Telecom feels are essential for providing Annuncio as a fully hosted solution to the automotive dealer marketplace.

Integration Issues

As part of a larger solution, the Annuncio software must be flexible and fully able to integrate with other standard software solutions. In particular, it is vital that the Annuncio Live software platform:

 . Provide access to Annuncio Live data needed to integrate with standard CRM vendors (e.g. Onyx, Pivotal, Silknet, Vantive, Siebel) or other systems

 . Provide the flexibility to import/export customer data (e.g., demographics) that is compliant with the product's business rules

Hosting architecture

Bridge Telecom plans to provide its services at a price point that is acceptable to the small business community. Central to this goal is that the Annuncio architecture be able to [*]. That is, for a single installation of the Annuncio Live software:

 . The Product must be logically partitionable by dealer -- It must be possible to [*]. If this is not a native feature of the system, then it must be possible to invest a reasonable amount of effort (e.g. by Bridge Telecom) in supporting this model by building customized interfaces to the system or otherwise.

 . The product must also be fully secure -- All reasonable security measures are expected from the product. In addition, it must be possible to build the logically partitioned system described above in a manner that prohibits a dealer's data or campaigns to be viewable by any unauthorized party (e.g. another dealer or other user of the system)

Scalability

Bridge Telecom expects Annuncio Live to be a highly scalable product. This includes scalability in terms of large numbers of named users, named subscribers as well as volume of transactions on the system. In particular, there should be

 . No unreasonable limits on logical scalability -- A logical limit is defined as a hard limit unnaturally imposed by the software. For example, a fixed array size that only accommodate 20 dealers.

 . No unreasonable limits on physical scalability -- No system is infinitely scalable. There will always be limits in terms of bandwidth, storage or processing power. However, it is expected that the Annuncio Live product shows all the characteristics of a highly scalable system.


Example Functional Specifications

Dealer Service Strategy

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

The following list contains many of the dealer campaigns that Bridge Telecom plans to roll out initially. Our offer is based on the ability to aid dealerships in moving forward into the arena of electronic communications, email management, and greater responsiveness to their customer base.

 . Acquire -- The first stage for dealers who do not have email addresses or for dealers who want to expand the number of available customer email addresses.

 . Categorize and Manage -- Learn more about your existing e-customers. Segment them appropriately by their interests. Set up targeted, personalized campaigns.

 . Implement -- Launch direct campaigns based on known customer information and preferences. Automate this process as much as possible.

 . Measure Results -- Analyze the impact of your campaigns. Evaluate your response rate and ROI. Aid in planning for new campaigns.

Dealer Campaigns

Basic Campaign (Newsletters)

This replaces/augments the traditional periodic newsletter. It has the following components/advantages:

 . Automated, electronic delivery -- Customers can choose to receive only an email newsletter and not a snail mail hard copy.

 . Electronic advertising banners and coupons -- Customers can be presented with specials, coupons and incentives of general interest. [*]

 . Complete a survey, refer a friend -- Newsletters can direct customers to the dealer website to fill out a more complete survey, to take advantage of specials or to provide referrals.

 .  Customer info database/ reports -- Newsletters will have [*]

Direct Mail Integrated Campaigns

Many customers will immediately wish to move to an electronic, interactive means of staying in contact with the dealer. Others will be hesitant and will want to stay on direct mail. There must be campaigns to support both of these. An electronic campaign that supports direct mail will:

 . Produce unique URL's for customers to come and sign up for features on the website

 . Provide incentives in direct mail to have customers enter their email addresses into the system

 . Provide an interface for staff at the dealership to enter collected email addresses

Targeted Service Reminders and Promotions

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

An important feature of this system is to be able to deliver to customers the information that they are interested in. Likewise, the dealer can act as a personal reminder service for tune-ups, oil changes and other incentives.

 .  Electronic scheduled service reminders (tailored to customer)

 .  Targeted coupons/promotions w/ specials

 .  Mileage forecast (culled from survey) to trigger service messages

Alert for Sign-ups (parts, car availability), Events

Customers often wish to be alerted when a specific event occurs. This can be dealer events, alerts about the availability of new cars (e.g. send me an email to let me know when you get your s2000's in) or a notice about when a part is available.


 .  [*]

 .  Email to list subscribers at regular intervals

Recall Notices

Recall notices have always proven to be a popular item for customers. One effective way of getting the email of dealer customers is to have them sign up for targeted email that affects their particular vehicle and prompts them then with special service offers for their recall.


 .  Targeted notices

 .  [*]

 .  Question: Is it possible to integrate the above with voicemail?

Surveys and Suggestion Boxes

Targeted surveys are an effective way of getting information about new and existing customers. Surveys can be automatically tailored to the needs/requirements of the customer. This is also the most effective way to begin and know your customers.


 .  [*]

 .  [*]

 . Targeted marketing campaigns based on above (e.g. all '93 civics -- want to upgrade?)

 .  [*]

New Car Sales Follow-Ups

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Maintaining a relationship that begins with a car sale can be very lucrative for a dealer in gaining not just a new customer but a new loyal customer.

 .  Follow-up campaigns based on preferences, purchase specifics

 .  Alerts (e.g. notify me of S2000 availability if any) even as special requests

Personal Events Based Offers

Based on birthdays and other special events, the dealership can automatically offer special birthday and other offers.

 .  Birthdays

 .  Anniversaries

Simple Help-Desk Support

Providing customers with at least a little help when they ask for it is always invaluable. Customers on the web asking for help can be easily integrated with their email identity.

 .  Targeted (by request) technical service bulletins
 .
   Web-based Ask the Mechanic (queued questions)

Service/Warranty Contract Expirations

As customers near the end of a warranty or contract, the system can notify them immediately and make them a special offer to extend their warranty with the dealer.

 .  [*]
   Integrated Manufacturer Campaigns

As news become available from the manufacturer, this information can be routed directly to those customers that are interested in it.


 .  Integrate with Manufacturer specific campaigns

 .  Recall notification

 .  Update interested customers (get their VIN, address email)


Purchase Offers

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

Based upon customer information, dealers can also submit purchase offers directly to their customers. For example, "Did you know your 91 CRX was worth...?"

Stale Customers

Customers who have not had interaction with the dealership for a while can be targeted with special incentives to return. This is the focus of Internet loyalty programs.

 .  Special offers

 .  What did you buy?

 .  We can service any car.

 .  Targeted comments/questionnaires

                                   EXHIBIT E
                               Annuncio Services



Consulting Services include the following:
 . Installation of Annuncio Live software
 . User training on Annuncio Live
 . Customer profile creation and management
 . Campaign creation and management
 . Campaign tracking and reporting


Training Services:

     On-site training class at Annuncio's Corporate Headquarters. This one-day, hands-on course walks each trainee through the process of setting up users, defining database profiles, building, testing, and deploying campaigns, and generating campaign metrics. By the end of the day each trainee will have successfully built and executed his/her own campaign.



Service RateS: The following rates will remain the same for one year from the Effective Date of the Agreement.

Consulting Services - [*] per hour

     1 Day (eight (8) hours) of Training - [*]

[*] = CERTAIN INFORMATION IN THIS EXHIBIT HAS BEEN OMITTED AND FILED SEPARATELY WITH THE COMMISSION. CONFIDENTIAL TREATMENT HAS BEEN REQUESTED WITH RESPECT TO THE OMITTED PORTIONS.

                                   EXHIBIT F

                   Annuncio Standard Maintenance and Support

 . A 90-day media warranty: Annuncio will replace defective media during the first 90 days.

 .  Software upgrades: this includes maintenance releases as well as upgrades.

 .  Support for the current release and one back, up to a year.

 . Business hours are 8am to 5pm, Pacific Time with support for unlimited incidents. Custom options available at additional cost.

 . Response times (call back) of 1 business hour for emergencies, 4 hours for urgent, and 24 hours for others. All hours are business hours.

 . Four named customer contacts for support, two technical (one primary and one backup) and two marketing (one primary and one backup). Additional contacts may be added as an option at additional cost. Contacts need to be properly trained in the use of the product, for instance by attending the relevant training class.

 . Customer-defined priorities: the customer defines the business impact when logging the issue. Once the technical issue is understood, Annuncio may define a different technical priority for the case.

 .  Defect fixes deliverable in a patch for emergencies without a workaround.
   Major issues will have a fix in the next maintenance releases. Patches may be individual or cumulative, at Annuncio's discretion.

                        ASSIGNMENT OF RIGHTS AND DUTIES
                        -------------------------------


Pursuant to section 12.5 of the September 9, 1999 License Agreement (the "Agreement") between Annuncio Software, Inc. ("Annuncio") and Bridge Telecom, Inc. ("Bridge"), Annuncio, Bridge and SixGear, Inc. ("SixGear") (together, the "Parties") agree and consent to the following:

     1. All rights, duties and obligations of Bridge arising under and pursuant to the Agreement are hereby assigned and transferred in whole from Bridge to SixGear, and the term "Licensee" in the Agreement shall be deemed to mean SixGear;

     2. All terms and conditions of the Agreement shall remain in operation and shall govern the relationship between Annuncio and SixGear;

     3. Bridge shall have no further rights or obligations under the Agreement, except as set forth in Section 10.5 of the Agreement;

     4. The undersigned fully warrant that they have full rights and authority to enter into this assignment; and

     5. This assignment shall be binding upon and inure to the benefit of the parties, and their successors and assigns.

Agreed and Accepted By:

Bridge Telecom Inc.            Annuncio Software Inc.
-------------------            ----------------------

/s/ John Boas                  /s/ Chris McClain
-------------------------      ---------------------------------
Signature                      Signature

John Boas, President           Chris McClain, VP Worldwide Sales
-------------------------      ----------------------------------
Name and title                 Name and title


SixGear, Inc.
-------------

/s/ David E. Charron
--------------------------
Signature

David E. Charron, CEO
--------------------------
Name and title